                                                                   Ex-99.(g)(1)

                                  APPENDIX A

                               CUSTODY AGREEMENT
                            WELLS FARGO FUNDS TRUST

For its custodial services, the Custodian shall receive a fee, with respect to each Fund of 0.02% of the average daily net assets of each such Fund. Exceptions to the custodial fees are noted below for the following Funds:

..   The custodial fee for the Wealthbuilder Portfolios and Life Stage
    Portfolios is 0.00% so as long as they invest their assets solely in one or more investment companies.

..   The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.00% so long as they remain Gateway Funds.

..   The custodial fee for the International Core Fund, International Equity
    Fund, International Value Fund and Overseas Fund is 0.10%.

..   The custodial fee for the Asia Pacific Fund and Emerging Markets Focus Fund
    is 0.25%.

..   The custodial fee for the Specialized Health Sciences Fund and Specialized
    Technology Fund is 0.07%.

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.   Aggressive Allocation Fund/*/
2.   Asia Pacific Fund
3.   Asset Allocation Fund
4.   Balanced Fund
5.   California Limited-Term Tax-Free Fund
6.   California Tax-Free Fund
7.   California Tax-Free Money Market Fund
8.   California Tax-Free Money Market Trust
9.   Cash Investment Money Market Fund
10.  Capital Growth Fund
11.  Colorado Tax-Free Fund
12.  Common Stock Fund
13.  Conservative Allocation Fund/*/
14.  Corporate Bond Fund
15.  C&B Large Cap Value Fund*
16.  C&B Mid Cap Value Fund
17.  Discovery Fund
18.  Diversified Bond Fund/*/
19.  Diversified Equity Fund/*/
20.  Diversified Small Cap Fund/*/
21.  Dividend Income Fund

--------
*  Gateway Fund

22.  Dow Jones Target Today Fund/*/
23.  Dow Jones Target 2010 Fund/*/
24.  Dow Jones Target 2020 Fund/*/
25.  Dow Jones Target 2030 Fund/*/
26.  Dow Jones Target 2040 Fund/*/
27.  Dow Jones Target 2050 Fund/*1/
28.  Emerging Growth Fund/*2/
29.  Emerging Markets Focus Fund
30.  Endeavor Large Cap Fund
31.  Endeavor Select Fund
32.  Enterprise Fund
33.  Equity Income Fund/*/
34.  Equity Index Fund
35.  Equity Value Fund/*/
36.  Government Money Market Fund
37.  Government Securities Fund
38.  Growth Balanced Fund/*/
39.  Growth Equity Fund/*/
40.  Growth Fund
41.  Growth and Income Fund
42.  Heritage Money Market Fund
43.  High Income Fund
44.  High Yield Bond Fund
45.  Income Plus Fund
46.  Index Fund/*/
47.  Inflation-Protected Bond Fund/*/
48.  Intermediate Government Income Fund
49.  Intermediate Tax-Free Fund
50.  International Core Fund
51.  International Equity Fund
52.  International Value Fund/*/
53.  Large Cap Appreciation Fund/*/
54.  Large Cap Growth Fund
55.  Large Company Core Fund
56.  Large Company Growth Fund/*/
57.  Life Stage - Aggressive Portfolio
58.  Life Stage - Conservative Portfolio
59.  Life Stage - Moderate Portfolio
60.  Liquidity Reserve Money Market Fund
61.  Mid Cap Disciplined Fund
62.  Mid Cap Growth Fund
63.  Minnesota Money Market Fund
64.  Minnesota Tax-Free Fund
65.  Moderate Balanced Fund/*/
66.  Money Market Fund

--------
/1/ On November 8, 2006 the Board of Trustees approved the establishment of the Dow Jones Target 2050 Fund, which is expected to commence operations on or about July 1, 2007.
/2/ On November 8, 2006 the Board of Trustees approved the establishment of the Emerging Growth Fund, which is expected to commence operations on or about January 31, 2007.
/*/  Gateway Fund

67.  Money Market Trust
68.  Municipal Bond Fund
69.  Municipal Money Market Fund
70.  National Limited-Term Tax-Free Fund
71.  National Tax-Free Fund
72.  National Tax-Free Money Market Fund
73.  National Tax-Free Money Market Trust
74.  Nebraska Tax-Free Fund
75.  Opportunity Fund
76.  Overland Express Sweep Fund
77.  Overseas Fund
78.  Prime Investment Money Market Fund
79.  Short Duration Government Bond Fund
80.  Short-Term Bond Fund
81.  Short-Term High Yield Bond Fund
82.  Short-Term Municipal Bond Fund
83.  Small Cap Disciplined Fund
84.  Small Cap Growth Fund
85.  Small Cap Opportunities Fund
86.  Small Cap Value Fund
87.  Small Company Growth Fund*
88.  Small Company Value Fund/*/
89.  Small/Mid Cap Value Fund
90.  Specialized Financial Services Fund
91.  Specialized Health Sciences Fund
92.  Specialized Technology Fund
93.  Stable Income Fund/*/
94.  Strategic Income Fund
95.  Strategic Small Cap Value Fund/*/
96.  Total Return Bond Fund/*/
97.  Treasury Plus Money Market Fund
98.  Ultra-Short Duration Bond Fund
99.  Ultra Short-Term Income Fund
100. Ultra Short-Term Municipal Income Fund
101. U.S. Value Fund
102. Value Fund
103. WealthBuilder Conservative Allocation Portfolio
104. WealthBuilder Equity Portfolio
105. WealthBuilder Growth Allocation Portfolio
106. WealthBuilder Growth Balanced Portfolio
107. WealthBuilder Moderate Balanced Portfolio
108. WealthBuilder Tactical Equity Portfolio
109. Wisconsin Tax-Free Fund
110. 100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: March 31, 2006 Appendix A amended: November 8, 2006

--------
*  Gateway Fund

   The foregoing fee schedule is agreed to as of November 8, 2006 and shall remain in effect until changed in writing by the parties.

                                              WELLS FARGO FUNDS TRUST

                                              By:
                                                  -----------------------------
                                                  C. David Messman
                                                  Secretary

                                              WELLS FARGO BANK, N.A.

                                              By:
                                                  -----------------------------
                                                  Sean O'Loughlin
                                                  Assistant Vice President